Exhibit 99.1

NEWS RELEASE

THE MANITOWOC COMPANY REPORTS THIRD-QUARTER
FINANCIAL RESULTS

• Foodservice integration on track, synergies pacing ahead of schedule

• Crane segment initiatives positioning company for next market upturn

• Strong cash flow enables company to reaffirm its full-year debt reduction target of $450 million

MANITOWOC, Wis. — Oct. 29, 2009 — The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $881.5 million for the third quarter of 2009, down 20 percent from $1,106.8 million in the third quarter of 2008. The sales decrease was due primarily to a 52 percent decline in crane sales, partially offset by the additional revenues related to the acquisition of Enodis plc in October 2008.

On a GAAP basis, the company reported a loss of $17.7 million, or $0.14 per diluted share for the quarter, versus a net loss of $26.1 million, or $0.20 per share in the third quarter of 2008. Both periods included unusual items. Excluding unusual items, the adjusted loss from continuing operations was $4.9 million, or $0.04 per share, for the third quarter of 2009, versus similarly adjusted earnings of $92.7 million, or $0.71 per share in the third quarter of 2008. A reconciliation of GAAP earnings to earnings from continuing operations before special items is provided later in this press release.

“Despite lower sales and operating earnings, cash flow improved as a result of working-capital reductions, operational improvements, and cost reductions that we have implemented over the past year,” said Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “Our cash flow from operations of $198 million during the third quarter enabled further progress toward our aggressive debt reduction goals. Thus far in 2009, we have reduced our debt by $262 million.

“We continue to focus on strengthening the business during this challenging economic decline. Our top priorities are to reduce debt, flawlessly integrate our Foodservice business, and restructure our Crane operations for recovery. We have had considerable success in all three areas, so we are well positioned to resume our long-term growth trends as the world economy improves.”

2400 South 44th Street	PO Box 66	T: 920-684-4410
Manitowoc, WI 54220-5846	Manitowoc, WI 54221-0066	F: 920-652-9778
USA	USA	www.manitowoc.com

Foodservice Segment Results

In the Foodservice segment, third-quarter 2009 net sales increased to $402.0 million from $115.8 million in the third quarter of 2008 and from $382.5 million in the second quarter of 2009. The year-over-year increase was related to the acquisition of Enodis. On a pro-forma basis, Foodservice revenues decreased 23 percent in the third quarter of 2009 from $519.1 million in the third quarter of 2008.

Foodservice operating earnings for the third quarter of 2009 were $58.9 million, up from $18.4 million in the same period in 2008, and $46.4 million in the second quarter of 2009. This resulted in Foodservice segment operating margins of 14.7%, a significant increase from 12.1% in the second quarter. The sequential-quarter margin improvement was due primarily to the substantial progress being made in the Enodis integration and overall cost control measures. Year-to-date, the Foodservice segment has realized more than $26 million of integration synergies, which we now believe will reach as much as $34 million for the full year.

“Our Foodservice operating margins continue to improve as the integration activity progresses,” said Tellock. “In addition, new product innovations have resulted in a number of contract wins, spanning our beverage equipment, food retail refrigeration, and cooking systems. Innovative products will play a major role in driving our future success, and we are making significant progress toward this goal across all major product lines.”

Crane Segment Results

Third-quarter 2009 net sales in the Crane segment were $479.5 million, down 52 percent from $991.0 million in the third quarter of the prior year. On a sequential-quarter basis, sales were down 26 percent from $652.3 million during the second quarter of 2009. Crane segment operating earnings for the third quarter of 2009 decreased to $20.8 million from $139.0 million in the same period last year, and $49.5 million in the second quarter of 2009. As is typically the case, the Crane segment’s third-quarter margin decline is impacted by the European holidays.

Crane segment backlog totaled $667 million at September 30, 2009, a decrease of 26 percent from the $901 million backlog at June 30, 2009. However, the company has seen stabilization in the form of net positive order flow. This positive trend started in March, continued to increase over the succeeding six months, and is expected to continue into the fourth quarter, as well as the first quarter of next year.

“During the first half of 2009, crane sales still benefited from the very strong backlog on our books prior to the extreme cyclical downturn that developed rapidly in the fourth quarter of 2008,” said Tellock. “It is typical for both the size and the duration of the backlog to diminish as demand wanes since the factories are not operating as close to their capacity. As a result, the percentage of our orders versus revenues has increased from 18 percent in the first quarter to over 50 percent in the third quarter.

“While improvement in the U.S. and European markets is not expected in the near term, there are pockets of growth in Asia, Latin America, Africa, and the Middle East. Going forward, Manitowoc should benefit from the global restructuring that we have been implementing over the past year, as well as our position in emerging markets that are leading the economic recovery.”

Cash Flow/Debt Reduction

Cash flow from operations in the third quarter of $198 million enabled Manitowoc to continue making progress in its debt reduction objective. Total debt was reduced by approximately $140 million in the quarter. With year-to-date debt reduction of $262 million, Manitowoc continues to target full-year debt reduction of $450 million.

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008

Net earnings (loss)	$(17.7)	$(26.1)	$(692.0)	$210.4
Special items, net of tax:
Loss (earnings) from discontinued operations	4.5	(11.6)	30.1	(31.7)
Loss on currency hedges	—	128.9	—	128.9
Goodwill impairment for discontinued operations	—	—	28.8	—
Goodwill impairment for continuing operations	—	—	647.1	—
Restructuring expense	8.3	0.5	25.2	0.5
Other	—	1.0	3.7	1.0
Net earnings before special items	$(4.9)	$92.7	$42.9	$309.1

Diluted earnings (loss) per share	$(0.14)	$(0.20)	$(5.31)	$1.60
Special items, net of tax:
Loss (earnings) from discontinued operations	0.03	(0.09)	0.23	(0.24)
Loss on currency hedges	—	0.99	—	0.98
Goodwill impairment for discontinued operations	—	—	0.22	—
Goodwill impairment for continuing operations	—	—	4.97	—
Restructuring expense	0.06	—	0.19	—
Other	—	0.01	0.03	0.01
Diluted earnings per share before special items	$(0.04)	$0.71	$0.33	$2.35

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results, that are adjustments per the credit agreement definition. The company’s Adjusted EBITDA in the third quarter ended September 30, 2009 was $96 million, bringing trailing twelve-month Adjusted EBITDA to $455 million.

Investor Conference Call

On October 30 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its third-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 100 manufacturing and service facilities in 27 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-

boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances.  Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  uncertainties associated with new product introductions and the successful development of innovative products that drive growth;

•                  the ability to generate cash consistent with Manitowoc’s stated goals;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on hedges in place with Manitowoc;

•                  changes in raw material prices;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  unanticipated changes in global demand for high-capacity lifting equipment;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  the state of financial and credit markets;

•                  unanticipated changes in customer demand;

•                  the ability of Manitowoc’s customers to receive financing;

•                  unanticipated issues associated with refresh/renovation plans by national restaurant accounts;

•                  efficiencies and capacity utilization of facilities;

•                  issues related to workforce reductions;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  finalization of the price and other terms of now-completed divestitures and unanticipated issues associated with transitional services provided by Manitowoc in connection with those divestitures;

•      in connection with the now-completed acquisition of Enodis: potential balance sheet changes resulting from finalization of purchase accounting treatment; the ability to appropriately and timely integrate the acquisition of Enodis; realization of anticipated earnings enhancements, cost savings, strategic options and other synergies and the anticipated timing to realize those savings, synergies and options; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

For More Information:

Carl J. Laurino

Senior Vice President

& Chief Financial Officer

920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Nine Months Ended September 30, 2009 and 2008

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net sales	$881.5	$1,106.8	$2,943.8	$3,286.4
Cost of sales	680.0	863.1	2,300.4	2,512.8
Gross profit	201.5	243.7	643.4	773.6

Engineering, selling and administrative expenses	132.7	98.7	420.0	317.3
Asset impairments	—	—	700.0	—
Restructuring expense	12.8	0.8	38.7	0.8
Integration expense	—	1.6	3.5	1.6
Amortization expense	8.4	2.0	25.2	5.5
Operating earnings (loss)	47.6	140.6	(544.0)	448.4
Amortization of deferred financing fees	(12.0)	(0.2)	(31.9)	(0.6)
Interest expense	(49.0)	(7.3)	(130.4)	(21.0)
Loss on currency hedges	—	(198.4)	—	(198.4)
Loss on debt extinguishment	—	—	(2.1)	—
Other income - net	2.3	(2.8)	8.5	5.3
Earnings (loss) from continuing operations before taxes on income	(11.1)	(68.1)	(699.9)	233.7
Provision (benefit) for taxes on income	3.6	(29.6)	(63.6)	55.9

Earnings (loss) from continuing operations	(14.7)	(38.5)	(636.3)	177.8

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(1.8)	11.6	(33.1)	31.7
Loss on sale of discontinued operations, net of income taxes	(2.7)	—	(25.8)	—
Net earnings (loss)	(19.2)	(26.9)	(695.2)	209.5
Loss attributable to noncontrolling interests	1.5	0.8	3.2	0.9
Net earnings (loss) attributable to Manitowoc	(17.7)	(26.1)	(692.0)	210.4

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	(13.2)	(37.7)	(633.1)	178.7
Earnings (loss) from discontinued operations, net of income taxes	(1.8)	11.6	(33.1)	31.7
Loss on sale of discontinued operations, net of income taxes	(2.7)	—	(25.8)	—
Net earnings (loss) attributable to Manitowoc	(17.7)	(26.1)	(692.0)	210.4

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$(0.10)	$(0.29)	$(4.86)	$1.36
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.01)	0.09	(0.25)	0.24
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.02)	—	(0.20)	—

DILUTED EARNINGS (LOSS) PER SHARE	$(0.14)	$(0.20)	$(5.31)	$1.60

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,284,925	130,090,741	130,227,298	129,855,810
Average Shares Outstanding - Diluted	130,284,925	130,090,741	130,227,298	131,781,634

SEGMENT SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales from continuing operations:
Cranes and related products	$479.5	$991.0	$1,804.7	$2,939.2
Foodservice equipment	402.0	115.8	1,139.1	347.2
Total	$881.5	$1,106.8	$2,943.8	$3,286.4

Operating earnings (loss) from continuing operations:
Cranes and related products	$20.8	$139.0	$126.8	$440.6
Foodservice equipment	58.9	18.4	132.8	53.6
General corporate expense	(10.9)	(12.4)	(36.2)	(37.9)
Asset impairments	—	—	(700.0)	—
Restructuring expense	(12.8)	(0.8)	(38.7)	(0.8)
Integration expense	—	(1.6)	(3.5)	(1.6)
Amortization	(8.4)	(2.0)	(25.2)	(5.5)

Total	$47.6	$140.6	$(544.0)	$448.4

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Nine Months Ended September 30, 2009 and 2008

(In millions)

BALANCE SHEET

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and temporary investments	$161.1	$175.6
Restricted cash	6.5	5.1
Accounts receivable - net	420.0	608.2
Inventories - net	718.9	925.3
Deferred income taxes	210.7	138.1
Other current assets	71.1	177.9
Current assets of discontinued operation	—	124.8
Total current assets	1,588.3	2,155.0

Property, plant and equipment - net	715.0	728.8
Intangible assets - net	2,192.8	2,899.5
Other long-term assets	149.0	179.7
Long-term assets of discontinued operation	—	123.1
TOTAL ASSETS	$4,645.1	$6,086.1

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$851.9	$1,206.3
Short-term borrowings	176.2	182.3
Customer advances	54.2	48.5
Product warranties	98.6	102.0
Product liabilities	31.3	34.4
Current liabilities of discontinued operation	—	44.6
Total current liabilities	1,212.2	1,618.1

Long-term debt	2,217.0	2,473.0
Other non-current liabilities	574.1	672.7
Stockholders’ equity	641.8	1,322.3
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,645.1	$6,086.1

CASH FLOW SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net earnings (loss)	$(17.7)	$(26.1)	$(692.0)	$210.4
Non-cash adjustments	4.6	213.2	809.0	241.8
Changes in operating assets and liabilities	218.4	(209.5)	84.1	(339.3)
Net cash provided from (used for) operating activities of continuing operations	205.3	(22.4)	201.1	112.9
Net cash provided from (used for) operating activities of discontinued operations	(7.4)	20.4	(21.2)	36.9
Net cash provided from (used for) operating activities	197.9	(2.0)	179.9	149.8
Business acquisitions, net of cash acquired	—	(8.6)	—	(26.7)
Capital expenditures	(19.1)	(31.7)	(63.5)	(96.2)
Restricted cash	(1.3)	1.3	(1.4)	11.5
Net cash used for investing activities of discontinued operations	—	(0.9)	—	(2.2)
Proceeds from sale of business	—	—	148.8	—
Proceeds from sale of fixed assets	1.7	2.5	3.5	5.6
Payments on borrowings - net	(140.8)	18.3	(253.7)	(10.0)
Payments on receivable financing - net	(0.6)	(1.6)	(7.9)	(4.4)
Dividends paid	(2.6)	(2.6)	(7.9)	(7.8)
Stock options exercised	0.6	0.9	(0.1)	8.6
Debt issuance costs	(0.8)	(4.2)	(17.8)	(17.6)
Effect of exchange rate changes on cash	3.6	(8.3)	5.6	2.1
Net increase (decrease) in cash & temporary investments	$38.6	$(36.9)	$(14.5)	$12.7